UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 11, 2005

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Velocity Way, 5th Floor

Foster City, California 94404

(650) 513-7000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 11, 2005, the Board of Directors authorized changes to the compensation structure for members of the Company’s Board of Directors in order to provide compensation to non-employee directors who are not independent under the rules of the Nasdaq National Market. Prior to this change, only independent directors were eligible to receive such compensation. In addition, as further described below, the Board approved increases in the number of options for shares of common stock granted to directors for service on the Board.

As a result of these changes, all non-employee directors are now eligible to receive compensation of $3,000 per quarter in connection with their service on the Board of Directors. In addition, non-employee directors are eligible to receive compensation of $3,000 per meeting of a committee of the Board of Directors attended and the Chairman of a committee receives compensation of $5,000 per meeting attended. Non-employee directors are also reimbursed for their out-of-pocket expenses in serving on the Board of Directors or any committee of the Board of Directors. Non-employee directors are eligible to receive options under the Company’s 2000 Director Option Plan. Directors are also eligible to receive options as well as shares of common stock under the Company’s 2000 Equity Incentive Plan. The Board also approved an increase in the number of options for common stock received by each director upon joining the Board from 7,000 shares to 15,000 shares for all directors other than the chairman of the Audit Committee, who will receive options for 20,000 shares. These options become exercisable and vest in four equal annual installments from the date of grant. In addition, the Board increased the number of options automatically granted to each continuing non-employee director at each of the Company’s annual stockholders’ meetings from 2,500 shares of common stock to 5,000 shares. These options become fully exercisable and fully vested on the first anniversary of the date of grant. However, a new director who is receiving the initial option will not receive the annual option in the same calendar year.

ITEM 5.02 ELECTION OF DIRECTOR

Mr. Louis Lavigne, Jr. has been elected to the Board of Directors of Equinix, Inc. (“Equinix”) effective August 11, 2005. Mr. Lavigne filled a vacancy on the Board and the Board now consists of nine members, including Mr. Lavigne. Mr. Lavigne will serve as Chairman of the Company’s Audit Committee and as the Audit Committee’s financial expert.

The election of Mr. Lavigne brings the Company back into compliance with NASD Rule 4350(d)(2)(A) which requires the audit committee of each Nasdaq issuer to have at least three independent members on its audit committee (as defined by Nasdaq Rules 4200(a)(15) and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934), at least one of whom is a financial expert.

Mr. Lavigne currently serves on the board of directors of Allergan Inc., Arena Pharmaceuticals, BMC Software, Kyphon Inc. and LifeMasters® Supported SelfCare, Inc. He holds a bachelor’s degree in business administration from Babson College, and a master’s degree in business administration from Temple University.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit	Description
Exhibit 99.1	Press Release of Equinix, Inc. dated August 15, 2005 announcing the election of Mr. Lavigne to the Equinix Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

Date: August 15, 2005	By:	/s/ Renee F. Lanam
Renee F. Lanam
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
Exhibit 99.1	Press Release of Equinix, Inc. dated August 15, 2005 announcing the election of Mr. Lavigne to the Equinix Board of Directors.